EXHIBIT 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SIXTY-SECOND SUPPLEMENTAL

INDENTURE

Relating to the

Series 2012A (Monroe) Note

Dated as of April 1, 2012

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §§ 560-11-8-.02 AND 560-11-8-.14(A) BECAUSE (A) THIS INSTRUMENT SUPPLEMENTS AND MODIFIES AN EXISTING SECURITY INSTRUMENT AS TO WHICH THE MAXIMUM INTANGIBLES TAX DUE HAS BEEN PREVIOUSLY PAID, AND (B) THIS INSTRUMENT SECURES A NOTE, THE BENEFICIAL OWNER OF WHICH IS THE DEVELOPMENT AUTHORITY OF MONROE COUNTY, GEORGIA.

THIS SIXTY-SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 2012, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture, as provided in Section 2.1 hereof);

WHEREAS, the Company has heretofore executed and delivered to the Trustee sixty-one Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the sixty-one Supplemental Indentures have been recorded as set forth on Schedule 1;

WHEREAS, the Development Authority of Monroe County (the “Authority”) has agreed to issue $10,055,000 in aggregate principal amount of Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2012A (the “Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of April 1, 2012, relating thereto (the “Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Bonds is evidenced by that certain Series 2012A (Monroe) Note, dated the date of its authentication (the “Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Bond Trustee”), as assignee and pledgee of the Authority pursuant to the Trust Indenture, dated as of April 1, 2012 (the “Bond Indenture”), between the Authority and the Bond Trustee;

WHEREAS, the proceeds of the Bonds will be used to repay indebtedness incurred to redeem that portion of the Authority’s Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project) Series 1992A that matured on January 1, 2012;

WHEREAS, the Company desires to execute and deliver this Sixty-Second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Note as an Additional Obligation and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create a series of Additional Obligations under the Indenture and to make provisions for such series of Additional Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Note, to make the Note to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Note, in accordance with its terms, have been done and taken, and the execution and delivery of this Sixty-Second Supplemental Indenture has been in all respects duly authorized by the Company.

NOW, THEREFORE, THIS SIXTY-SECOND SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Note, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Note is secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SIXTY-SECOND SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Note is to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE NOTE AND CERTAIN PROVISIONS RELATING THERETO

Section 1.1            Authorization and Terms of the Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2012A (Monroe) Note” (the “Note”) the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 hereof.  The aggregate principal amount of the Note which shall be authenticated and delivered and Outstanding at any one time is limited to $10,055,000.

The Note shall be dated the date of its authentication.  The Note shall mature on January 1, 2039, and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Bond Trustee.

All payments, including prepayments, made on the Note shall be made as provided in the Note and the Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Bond Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2            Form of the Note

The Note and the Trustee’s certificate of authentication for the Note shall be substantially in the form set forth in an Officer’s Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Note pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1            This Sixty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of the Note, the Loan Agreement or this Sixty-Second Supplemental Indenture, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to all Obligations shall be applicable to the Note to the same extent as if specifically set forth herein.  All references herein to Sections,

Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Sixty-Second Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 2.2            All recitals in this Sixty-Second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3            Whenever in this Sixty-Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4            Nothing in this Sixty-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixty-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 2.5            This Sixty-Second Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6            To the extent permitted by applicable law, this Sixty-Second Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

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IN WITNESS WHEREOF, the parties hereto have caused this Sixty-Second Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER
CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered		Attest:	/s/ Patricia N. Nash
by the Company in the presence of:			Patricia N. Nash
Secretary

/s/ Joe Rick			[CORPORATE SEAL]
Witness

/s/ Thomas J. Brendiar
Notary Public

(Notarial Seal)

My commission expires:	March 28, 2015

[Signatures Continued on Next Page]

[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION,
a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered			Authorized Agent
by the Trustee in the
Presence of:

/s/ Felicia H. Powell
Witness

/s/ Muriel Shaw
Notary Public

(Notarial Seal)

My commission expires:	April 20, 2014

Exhibit A

All property of the Company in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia.

Washington County, Georgia

TRACT NO. 1:

All that tract or parcel of land lying and being in General Militia District 1350, Washington County, Georgia, and being more particularly described as follows:

BEGINNING at a point marking the intersection of the centerline of Armstrong Ford Road with the Southwesterly right of way line of Sparta-Davisboro Road, a/k/a P.R. 1716 (100-foot right of way) and from said point of beginning, proceed thence along the centerline of Armstrong Ford Road South 46 degrees 50 minutes 00 seconds West a distance of 138.67 feet to a point; thence South 45 degrees 05 minutes 00 second West a distance of 254.00 feet to a point; thence South 44 degrees 23 minutes 00 second West a distance of 250.13 feet to a point; thence in a generally Southwesterly direction an arc distance of 270.95 feet to a point, said arc having a radius of 818.511 feet and being subtended by a chord length of 269.72 feet bearing South 34 degrees 54 minutes 00 second West; thence South 25 degrees 25 minutes 00 second West a distance of 163.51 feet to a point; thence in a generally Southwesterly direction an arc distance of 367.59 feet to a point, said arc having a radius of 636.620 feet and being subtended by a chord length of 362.51 feet bearing South 41 degrees 57 minutes 30 second West; thence in a generally Southwesterly direction an arc distance of 160.46 feet to a point, said arc having a radius of 318.310 feet and being subtended by a chord length of 158.77 feet bearing South 72 degrees 56 minutes 30 seconds West; proceed thence in a generally Northwesterly direction an arc distance of 275.93 feet to a point, said arc having a radius of 636.620 feet and being subtended by a chord length of 273.77 feet bearing North 80 degrees 12 minutes 00 second West; proceed thence North 67 degrees 47 minutes 00 second West a distance of 335.48 feet to a point; proceed thence in a generally Northwesterly direction an arc distance of 263.33 feet to a point, said arc having a radius of 520.871 feet and being subtended by a chord length of 260.54 feet bearing North 82 degrees 16 minutes 00 second West; proceed thence South 83 degrees 15 minutes 00 seconds West a distance of 565.65 feet to a point; proceed thence in a generally Southwesterly direction an arc distance of 385.67 feet to a point, said arc having a radius of 1,145.916 feet and being subtended by a chord length of 383.85 feet bearing South 73 degrees 36 minutes 30 seconds West; proceed thence South 63 degrees 58 minutes 00 seconds West a distance of 234.71 feet to a point; proceed thence in a generally Southwesterly direction an arc distance of 173.89 feet to a point, said arc having a radius of 1,909.859 feet and being subtended by a chord length of 173.80 feet bearing South 61 degrees 21 minutes 30 second West; proceed thence South 58 degrees 45 minutes 00 seconds West a distance of 77.32 feet to a point; proceed thence in a generally Southwesterly direction an arc distance of 474.56 feet to a point, said arc having a radius of 603.113 feet and being subtended by a chord length of 462.41 feet bearing South 81 degrees 17 minutes 30 second West; proceed thence North 76 degrees 10 minutes 00 seconds West a distance of 108.67 feet to a point; proceed thence in a generally Northwesterly direction an arc distance of 146.67 feet to a point, said arc having a radius of 409.256 feet and being subtended by a chord length of 145.88 feet bearing North 86 degrees 26 minutes 00 second West; proceed thence South 83 degrees 18 minutes 00 seconds West a distance of 161.63 feet to a point; leaving the centerline of Armstrong Ford Road, proceed thence North 27 degrees 54 minutes 00 seconds East a distance of 1,950.94 feet to a point; proceed thence North 28 degrees 31 minutes 39 seconds East a distance of 2,390.95 feet to a point on the Southwesterly right of way line of Sparta-Davisboro Road (100-foot right of way); proceed thence along the aforesaid right of way line of Sparta-Davisboro Road in a generally Southeasterly direction an arc distance of 41.56 feet to a point, said arc having a radius of 2,814.789 feet and being subtended by a chord length of 41.55 feet bearing South 28 degrees 50 minutes 23 seconds East, proceed thence South 28 degrees 25 minutes 00 seconds East a distance of 930.09 feet to a point; proceed thence in a generally Southeasterly direction an arc distance of 406.98 feet to a point, said arc having a radius of 2,914.789 feet and being subtended by a chord length of 406.65 feet bearing South 32 degrees 25 minutes 00 seconds East; proceed thence South 36 degrees 25 minutes 00 seconds East a distance of 423.81 feet to a point; proceed thence in a generally Southeasterly direction an arc distance of 698.37 feet to a point, said arc having a radius of 1,959.859 feet and being subtended by a chord length of 694.68 feet bearing South 46 degrees 37 minutes 30 seconds East; proceed thence South 56 degrees 50 minutes 00 seconds East a distance of 775.79 feet to the point marking the intersection of the centerline of Armstrong Ford Road with the Southwesterly right of way line of Sparta-Davisboro Road and THE TRUE POINT OF BEGINNING.

Said parcel of land is designated as Tract No. 1 containing 166.1276 acres according to a plat of survey for Bartow Morgan, III, Homer M. Stark and Copeland Land Company, dated February 3, 1987, prepared by Hannon, Meeks & Bagwell, Surveyors & Engineers, Inc.

TRACT NO. 2:

All that tract or parcel of land lying and being in General Militia District 1350, Washington County, Georgia, and being more particularly described as follows:

BEGINNING at a point marking the intersection of the centerline of Armstrong Ford Road with the Southwesterly right of way line of Sparta Davisboro Road, a/k/a P.R. 1716 (100-foot right of way) and from said point of beginning, proceed thence along the Southwesterly right of way line of Sparta-Davisboro Road South 56 degrees 50 minutes 00 seconds East a distance of 1,876.42 feet to a point; proceed thence in a generally Southeasterly direction an arc distance of 427.41 feet to a point, said arc having a radius of 2,814.789 feet and being subtended by a chord length of 427.00 feet and bearing South 52 degrees 29 minutes 00 seconds East; proceed thence South 48 degrees 08 minutes 00 seconds East a distance of 1,266.09 feet to a point; proceed thence in a generally Southeasterly direction an arc distance of 514.29 feet to a point, said arc having a radius of 3,769.719 feet and being subtended by a chord length of 513.89 feet bearing South 44 degrees 13 minutes 30 seconds East; proceed thence South 40 degrees 19 minutes 00 seconds East a distance of 950.13 feet to a point; proceed thence in a generally Southeasterly direction an arc distance of 399.20 feet to an iron pin set, said arc having a radius of 868.511 feet and being subtended by a chord length of 395.69 feet bearing South 53 degrees 29 minutes 03 seconds East; leaving said right of way line, proceed thence South 73 degrees 01 minutes 35 seconds West a distance of 2,468.97 feet to an axle found at fence corner; proceed thence South 29 degrees 35 minutes 41 seconds East a distance of 2,412.07 feet to a ½” rod found; proceed thence South 34 degrees 27 minutes 17 seconds West a distance of 1,094.29 feet to a point in the centerline of Williamson Swamp Creek; proceed thence along the centerline of said creek North 26 degrees 31 minutes 57 seconds West a distance of 664.28 feet to a point; proceed thence North 31 degrees 37 minutes 16 seconds West a distance of 238.59 feet to a point; proceed thence North 47 degrees 08 minutes 09 seconds West a distance of 205.97 feet to a point; proceed thence North 88 degrees 57 minutes 14 seconds West a distance of 92.15 feet to a point; proceed thence North 85 degrees 44 minutes 00 seconds West a distance of 95.33 feet to a point; proceed thence North 51 degrees 46 minutes 50 seconds West a distance of 113.18 feet to a point; proceed thence North 78 degrees 05 minutes 26 seconds West a distance of 254.39 feet to a point; proceed thence North 36 degrees 00 minutes 23 seconds West a distance of 222.62 feet to a point; proceed thence North 39 degrees 54 minutes 28 seconds West a distance of 183.03 feet to a point; proceed thence South 86 degrees 44 minutes 59 seconds West a distance of 111.24 feet to a point; proceed thence North 54 degrees 46 minutes 54 seconds West a distance of 734.53 feet to a point; proceed thence North 64 degrees 30 minutes 47 seconds West a distance of 594.52 feet to a point; proceed thence North 37 degrees 56 minutes 23 seconds West a distance of 170.18 feet to a point; proceed thence North 36 degrees 52 minutes 22 seconds West a distance of 384.28 feet to a point; proceed thence North 59 degrees 42 minutes 20 seconds West a distance of 235.38 feet to a point; proceed thence North 58 degrees 20 minutes 13 seconds West a distance of 267.11 feet to a point; proceed thence North 49 degrees 11 minutes 40 seconds West a distance of 229.29 feet to a point; proceed thence North 43 degrees 06 minutes 56 seconds West a distance of 551.31 feet to a point; proceed thence North 29 degrees 58 minutes 31 seconds West a distance of 547.18 feet to a point; proceed thence North 34 degrees 54 minutes 07 seconds West a distance of 208.82 feet to a point; proceed thence North 28 degrees 39 minutes 00 seconds West a distance of 291.93 feet to a point; proceed thence North 37 degrees 55 minutes 37 seconds West a distance of 280.93 feet to a point; proceed thence North 35 degrees 34 minutes 58 seconds West a distance of 231.36 feet to a point; proceed thence North 01 degrees 42 minutes 47 seconds West a distance of 128.20 feet to a point; proceed thence North 21 degrees 36 minutes 19 seconds West a distance of 418.98 feet to a point; proceed thence North 10 degrees 13 minutes 16 seconds West a distance of 137.10 feet to a point; proceed thence North 06 degrees 03 minutes 54 seconds West a distance of 207.19 feet to a point; proceed thence North 30 degrees 58 minutes 45 seconds West a distance of 151.84 feet to a point; proceed thence North 37 degrees 42 minutes 21 seconds West a distance of 96.55 feet to a point; proceed thence North 23 degrees 59 minutes 38 seconds West a distance of 110.57 feet to a point; proceed thence North 46 degrees 22 minutes 28 seconds West a distance of 299.67 feet to a point where the centerline of said creek intersects with the centerline of Armstrong Ford Road; proceed thence along said centerline of Armstrong Ford Road, North 63 degrees 58 minutes 00 seconds East a distance of 174.06 feet to a point; continue thence in a generally Northeasterly direction an arc distance of 385.67 feet to a point; said arc having a radius of 1,145.916 feet and being subtended by a chord length of 383.85 feet and bearing North 73 degrees 36 minutes 30 seconds East; proceed thence North 83 degrees 15 minutes 00 seconds East a distance of 565.65 feet to a point; proceed thence in a generally Southeasterly direction an arc distance of 263.33 feet to a point; said arc having a radius of 520.871 feet and being subtended by a chord length of 260.54 feet and bearing South 82 degrees 16 minutes 00 seconds East; proceed thence South 67 degrees 47 minutes 00 seconds East a distance of 335.48 feet to a point; proceed thence in a generally Southeasterly direction an arc distance of 275.93 feet to a point; said arc having a radius of 636.620 feet and being subtended by a chord length of 273.77 feet and bearing South 80 degrees 12 minutes 00 seconds East; proceed thence in a generally Northeasterly direction an arc distance of 160.46 feet to a point; said arc having a radius of 318.310 feet and being subtended by a chord length of 158.77 feet bearing North 72 degrees 56 minutes 30 seconds East; proceed thence in a generally Northeasterly direction an arc distance of 367.59 feet to a point, said arc having a radius of 636.620 feet and being subtended by a chord length of 362.51 bearing North 41 degrees 57 minutes 30 seconds East; proceed thence North 25 degrees 25 minutes 00 seconds East a distance of 163.51 feet to a point; proceed thence in a generally Northeasterly direction an arc distance of 270.95 feet to a point; said arc having a radius of 818.511 feet and being subtended by a chord length of 269.72 feet being North 34 degrees 54 minutes 00 seconds East; proceed thence North 44 degrees 23 minutes 00 seconds East a distance of 250.13 feet to a point; proceed thence North 45 degrees 05 minutes 00 seconds East a distance of 254.00 feet to a point; proceed thence North 46 degrees 50 minutes 00 seconds East a distance of 138.67 feet to a point where the centerline of Armstrong Ford Road intersects the Southwesterly right of way line of Sparta-Davisboro Road, a/k/a P.R. 1716, which point marks THE TRUE POINT OF BEGINNING.

Said tract of land is designated as Tract No. 2 containing 522.9146 acres according to a plat of survey for Bartow Morgan, III, Homer M. Stark and Copeland Land Co., dated February 3, 1987, prepared by Hannon, Meeks & Bagwell, Surveyors & Engineers, Inc.

Said plat of survey being recorded at Plat Book 1-I, page 72, Clerk’s Office, Superior Court of Washington County, Georgia, to which reference is hereby made.

LESS AND EXCEPT FROM THE ABOVE DESCRIBED PROPERTY THE FOLLOWING PARCEL OF LAND:

ALL THAT TRACT or parcel of land lying and being in the General Militia District 1350 of Washington County, Georgia, being more particularly described as follows:

To find the Point of Beginning, commence at a nail found at the center line of the intersection of Sparta-Davisboro Road (100’ R/W) and Hamburg Road; thence run along the southern right-of-way of Sparta-Davisboro Road, North 89 degrees 39 minutes 35 seconds West, a distance of 1,394.59 feet to a point; thence continue along the right of way of Sparta-Davisboro Road, North 87 degrees 43 minutes 21 seconds West, a distance of 381.83 feet to a 5/8” rebar found; thence leaving the right-of-way of Sparta-Davisboro Road and run, South 08 degrees 18 minutes 47 seconds West, a distance of 371.26 feet to a point; thence run North 73 degrees 35 minutes 11 seconds West, a distance of 425.59 feet to a point; thence run North 15 degrees 15 minutes 04 seconds East, a distance of 304.15 feet to a point on the right-of-way of Sparta-Davisboro Road; thence running along the right-of-way of the Sparta-Davisboro Road along a curve having a radius of 886.18 feet and an arc distance of 133.50 feet to the Point of Beginning.

From the True Point of Beginning as thus established, thence leaving the right-of-way of Sparta-Davisboro Road and run, South 73 degrees 01 minutes 35 seconds West, a distance of 2,468.97 feet to a ½” rebar found; thence run, North 53 degrees 18 minutes 26 seconds East, a distance of 2,177.24 feet to a point on Sparta-Davisboro Road; thence run along the right-of-way of Sparta-

Davisboro Road, South 37 degrees 29 minutes 55 seconds East, a distance of 556.87 feet to a point; thence continue along the right-of-way of Sparta-Davisboro Road along the arc of a curve to the right a distance of 438.17 feet, said arc being subtended by a chord bearing South 51 degrees 39 minutes 49 seconds East a distance of 433.72 feet and having a radius of 886.18 feet to the True Point of Beginning.

Said tract of land containing 23.00 Acres.

FURTHER LESS AND EXCEPT any portion of subject property within the Right-of-Way of Armstrong Ford Road.

Monroe County, Georgia

TRACT NO. 1:

All that tract or parcel of land situate, lying and being in Land Lots 172 and 177 in the 5th Land District of Monroe County, Georgia, being more particularly known and designated as Parcels 5-A-1 and Parcel 5-A-2, containing a total of 10.00 acres and being more particularly shown upon a plat made by Hugh W. Mercer, Jr., Registered Land Surveyor, a copy of which appears of record in Plat Book 17, Page 90, Clerk’s Office, Monroe Superior Court, which plat is by reference incorporated herein and make a part of this description.

Being part of the same property conveyed by Southern Land & Lumber Company to Christopher Lee Bryant by Warranty Deed dated July 18, 1991 and recorded in Deed Book 349, Page 57, Clerk’s Office, Monroe Superior Court.

Also being part of the same property conveyed by Elizabeth F. Bryant to Christopher Lee Bryant in that certain Quitclaim Deed dated October 28, 2005 and recorded in Deed Book 1087, Page 1, Clerk’s Office, Monroe Superior Court.

TRACT NO. 2:

All that tract or parcel of land lying and being in Land Lot 140 and 141 of the 5th Land District of Monroe County, Georgia, containing 2 acres by actual survey and being more particularly described on that certain plat of survey entitled “A survey for J. Benny and Gloria J. Dorsett”, dated August 8, 1974, prepared by Hugh W. Mercer, Jr., Georgia Registered Land Surveyor No. 1890 and recorded in Plat Book 6, Page 11, Clerk’s Office, Monroe Superior Court, which plat is by reference incorporated herein and made a part of this description.

Being the same property conveyed by Brack L. Goolsby to James Benny Dorsett and Gloria J. Dorsett by Deed dated August 24, 1974, and recorded in Deed Book 98, Page 67, Clerk’s Office, Monroe Superior Court.

Schedule 1

RECORDING INFORMATION

FOR

                  COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Fourth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture

Fifty-Third Supplemental Indenture

Fifty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Fifth Supplemental Indenture

Fifty-Sixth Supplemental Indenture

Fifty-Seventh Supplemental Indenture

Fifty-Eighth Supplemental Indenture

Fifty-Ninth Supplemental Indenture

Sixtieth Supplemental Indenture

Sixty-First Supplemental Indenture